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                                                                    Exhibit 23.7
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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 and related Prospectus of Eastern Environmental Services, Inc., of our reports dated April 30, 1997, with respect to the financial statements of Apex Waste Services, Inc. and Waste Management of Pennsylvania, Inc., Northeast Pennsylvania Division, included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated March 31, 1997 (as amended on Form 8-K/A filed May 15, 1997 and July 10, 1997) and August 29, 1997 with respect to the financial statements of Soil Remediation of Philadelphia, Inc. and USA Waste of Fairless Hills, Inc., included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated August 20, 1997 (as amended on Form 8-K/A filed November 3, 1997) filed with the Securities and Exchange Commission.



                              /s/ Daniel P. Irwin and Associates P.C.
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                              Daniel P. Irwin and Associates P.c.

Strafford-Wayne, Pennsylvania

February 25, 1998